Exhibit 10.4
WAIVER AND CONSENT
THIS WAIVER AND CONSENT is made as of the 20th day of April, 2011 by and between COR Capital LLC, as investment advisor on behalf of the COR US Equity Income Fund (“COR”) and PROSPECT GLOBAL RESOURCES INC., a Nevada corporation (the “Company”). COR and the Company are sometimes each referred to herein as a “Party” and collectively as the “Parties.”
WHEREAS, COR and the Company have entered into a Note Purchase Agreement dated as of March 11, 2011 (the “Purchase Agreement”) pursuant to which the Company issued COR a Convertible Secured Promissory Note in the aggregate principal amount of $500,000 (the “COR Note”);
WHEREAS, the Company has been presented with an opportunity to raise $2,500,000 of additional capital through the issuance of a Convertible Secured Promissory Note in the aggregate principal amount of $2,500,000 (the “Hexagon Note”) from Hexagon Investments, LLC (“Hexagon”) which would be beneficial to the Company and its existing investors, including COR; and
WHEREAS, Section 7.3 of the COR Note requires pro rata payments to COR in the event of certain payments to the holder of the Merkin Note (as defined in the COR Note), and in order to induce the holder of the Merkin Note to consent to the issuance of the Hexagon Note the Company has agreed to make a contingent payment to the holder of the Merkin Note.
NOW, THEREFORE, the Parties agree as follows:
1.
COR hereby waives applicability of Section 7.3 of the COR Note to the $2,000,000 contingent payment contemplated by the Amendment dated the date hereof between the holder of the Merkin Note and the Company and consents to the Company making such payment without making a pro rata payment to COR.

2.	In consideration of the waiver and consent set forth in paragraph 1, the Company will issue COR a warrant to purchase the Company’s common stock in the form of Exhibit A hereto.
3.	Except for the specific waiver and consent set forth herein, the COR Note remains in full force and effect.
IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first above written.

PROSPECT GLOBAL RESOURCES INC.		COR US EQUITY INCOME FUND

By:	/s/ Patrick L. Avery Patrick L. Avery	By:	COR Capital LLC Its Investment Advisor
Chief Executive Officer

		By:	/s/ Steven Sugarman
Steven Sugarman
Managing Member